EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Mary Dridi, Chief Financial Officer and Executive Vice President of webMethods, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Amendmenmt No. 2 to Form 10-K for the fiscal year ended March 31, 2004 (the “Report”). The undersigned hereby certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2005	/s/ MARY DRIDI

Name: Mary Dridi
	Title:	Chief Financial Officer and Executive Vice President